File No. ~~812-15055~~812-[___]

EXPEDITED REVIEW REQUESTED UNDER 17 CFR 270.0-5(d)

As filed with the Securities and Exchange Commission on ~~August 27~~[X], ~~2020~~2022
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

~~THIRD AMENDMENT TO THE~~
APPLICATION FOR AN ORDER OF EXEMPTION PURSUANT TO SECTION 6(c) OF THE INVESTMENT COMPANY ACT OF 1940, AS
AMENDED~~, FOR AN ORDER OF EXEMPTION FROM~~ (THE “1940 ACT”), FROM CERTAIN PROVISIONS OF SECTION 15(a) OF THE 1940 ACT AND ~~FROM~~ CERTAIN
DISCLOSURE REQUIREMENTS UNDER VARIOUS RULES AND FORMS

TOUCHSTONE ETF TRUST
TOUCHSTONE STRATEGIC TRUST
TOUCHSTONE FUNDS GROUP TRUST
~~FEDERATED HERMES ADVISER~~TOUCHSTONE VARIABLE SERIES TRUST
AND
~~FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP., FEDERATED~~
~~MDTA, LLC, FEDERATED EQUITY MANAGEMENT COMPANY OF~~
~~PENNSYLVANIA, FEDERATED INVESTMENT COUNSELING, FEDERATED~~
~~INVESTMENT MANAGEMENT COMPANY, AND FEDERATED ADVISORY~~
~~SERVICES COMPANY~~
~~4000 ERICSSON DRIVE~~
TOUCHSTONE ADVISORS, INC.
303 Broadway, Suite 1100, Cincinnati, Ohio 45202
~~WARRENDALE, PA 15086-7561~~
Please direct all communications regarding this Application to:
~~Peter Germain, Esquire~~
~~1001 Liberty Avenue~~
~~Pittsburgh, PA 15222-3779~~
~~With copies~~
Meredyth A. Whitford-Schultz
303 Broadway, Suite 1100, Cincinnati, Ohio 45202

With a copy to:

Clair E. Pagnano
K&L Gates LLP
State Street Financial Center, One Lincoln Street,
Boston, MA 02111

This Application (including Exhibits) contains ~~33~~[20] pages.

UNITED STATES OF AMERICA
BEFORE THE
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

In the Matter of:
~~Federated Hermes Adviser Series, Federated Global Investment Management Corp., Federated MDTA, LLC, Federated Equity Management Company of Pennsylvania, Federated Investment Counseling, Federated Investment Management Company, and Federated Advisory Services Company~~TOUCHSTONE ETF TRUST, TOUCHSTONE STRATEGIC TRUST, TOUCHSTONE VARIABLE SERIES TRUST, TOUCHSTONE FUNDS GROUP TRUST, AND TOUCHSTONE ADVISORS, INC.
) ~~) ) ) ) ) ) )~~  ) ) ) ) ) ) ) ) ) ) ) ) )
APPLICATION FOR AN ORDER OF EXEMPTION PURSUANT TO SECTION 6(c) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED~~, FOR AN ORDER OF EXEMPTION FROM~~ (THE “1940 ACT”), FROM CERTAIN PROVISIONS OF SECTION 15(a) OF THE 1940 ACT AND ~~FROM~~ CERTAIN DISCLOSURE REQUIREMENTS UNDER VARIOUS RULES AND FORMS

Investment Company Act of 1940
File No. ~~812-15055~~812-
I.~~I.~~    INTRODUCTION
~~Federated Hermes Adviser~~Touchstone ETF Trust, Touchstone Funds Group Trust, Touchstone Strategic Trust, and Touchstone Variable Series Trust (~~the~~each, a “Trust” and together, the “Trusts”), each a registered open-end management investment company that offers one or more series of shares (each, a “Fund” and collectively, as applicable, the “Funds”), on behalf of each Fund of ~~the~~each Trust and ~~Federated Global Investment Management Corp., Federated MDTA, LLC, Federated Equity Management Company of Pennsylvania, Federated Investment Counseling, Federated Investment Management Company, and Federated Advisory Services Company (each, an “Adviser” and collectively, as applicable, the “Advisers” and, the Advisers,~~Touchstone Advisors, Inc. (the “Adviser” and together with the ~~Trust~~Trusts, the “Applicants”),~~1~~ 1 hereby submit this application (the “Application”), to the ~~U.S.~~ Securities and Exchange Commission (the “Commission”) for an order of exemption pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”).2
Applicants request an order exempting them from Section 15(a) of the 1940 Act to permit the ~~Advisers~~Adviser, subject to the approval of the board of trustees of ~~the~~each Trust (the “Board” or “Trustees”),~~2~~ 3 including a majority of those who are not “interested persons” of ~~the~~each Trust or the ~~Advisers~~Adviser, as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), to take certain actions without obtaining shareholder approval as follows: (i) select investment subadvisers (each a “Subadviser” and collectively, the “Subadvisers”) for all or a portion of the assets of one or more of the Funds pursuant to an investment subadvisory agreement with each Subadviser (each a “Subadvisory Agreement” and collectively, the “Subadvisory Agreements”)~~,~~; and (ii) materially amend Subadvisory Agreements with the Subadvisers. As
1     The term “Adviser” means (i) the Adviser, (ii) its successors, and (iii) any entity controlling, controlled by, or under common control with, the Adviser or its successors that serves as the primary adviser to a Subadvised Fund (as defined below). For the purposes of the requested order, “successor” is limited to an entity that results from a reorganization into another jurisdiction or a change in the type of business organization.
2     The Commission previously granted an order to the Touchstone Strategic Trust, Touchstone Investment Trust, Touchstone Variable Series Trust, Touchstone Tax Free Trust, and the Adviser (the “Prior Applicants”), that permitted the Prior Applicants to enter into and materially amend subadvisory agreements with respect to non-affiliated subadvisers without shareholder approval and granted relief from certain disclosure requirements for certain Series of the Trusts. See In the Matter of Touchstone Investment Trust, Touchstone Strategic Trust, Touchstone Tax Free Trust, Touchstone Variable Series Trust, and Touchstone Advisors, Inc., Investment Company Act Release Nos. 25606 (June 6, 2002) (notice) and 25675 (July 2, 2002) (order) (the “Prior Order”). The requested order would supersede the Prior Order.
3     The term “Board” also includes the board of trustees or directors of a future Subadvised Fund (as defined below), if different from the board of trustees of the Trust.

used herein, a “Subadviser” for a Fund is any investment adviser that enters into a Subadvisory Agreement with respect to a Fund.
Applicants also apply for an order of the Commission under Section 6(c) of the 1940 Act exempting the Funds from certain disclosure obligations under the following rules and forms: (i) Item 19(a)(3) of Form N-1A; (ii) Items 22(c)(~~l~~1)(ii), 22(c)(~~l~~1)(iii), 22(c)(8), and 22(c)(9) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) Sections 6-07(2)(a), (b), and (c) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”). ~~Unlike many previous exemptions that the Commission has granted only with respect to certain wholly-owned and non-affiliated subadvisers~~ Similar to the order the Commission recently granted to Carillon Series Trust, et al.,4 in addition to Wholly-Owned and Non-Affiliated Subadvisers (both as defined below), the relief described in this Application would ~~also~~ extend to any Subadviser that is an “affiliated person” (as such term is defined in Section 2(a)(3) of the 1940 Act) ~~3~~ of the Fund or the Adviser for reasons other than serving as investment subadviser to one or more Funds (an “Affiliated Subadviser”).~~4~~5
Applicants request that the relief sought herein apply to ~~the~~ Applicants, as well as to any ~~future Fund and any other~~ existing or future registered open-end management investment company or series thereof that intends to rely on the requested order in the future and ~~that~~ (i) is advised by ~~one or more of~~ the ~~Advisers~~Adviser, (ii) uses the multi-manager structure described in this Application, and (iii) complies with the terms and conditions set forth herein (each, together with any Fund that currently uses the multi-manager structure described in this Application, a “Subadvised Fund” and collectively, the “Subadvised Funds”).~~5~~6 Prior to relying on the order requested herein, and except as otherwise provided for herein with respect to certain existing Subadvised Funds, each existing Subadvised Fund will hold a shareholder meeting where shareholders will be asked to approve reliance on this order. Such existing Subadvised Fund will only rely on the order requested herein if the operation of such Subadvised Fund in the manner described in this Application is approved by a majority of the Subadvised Fund’s outstanding voting securities, as defined in the 1940 Act, and consistent with the requirements of Condition 1 herein.
Applicants are seeking this exemption primarily to enhance the ability of the ~~Advisers~~Adviser and the Board to obtain for a Subadvised Fund the services of one or more Subadvisers believed by the ~~Advisers~~Adviser and the Board to be particularly well suited for all or a portion of the assets of the Subadvised Fund, and to make material amendments to Subadvisory Agreements believed by the ~~Advisers~~Adviser and the Board to be appropriate, without the delay and expense of convening special meetings of shareholders to approve the Subadvisory Agreements. Under this structure, the ~~Advisers~~Adviser, in ~~their~~its capacity as investment adviser, would evaluate, allocate assets to and oversee the Subadvisers, and make recommendations about their hiring, termination and replacement to the Board, at all times subject to the authority of the Board. This structure is commonly referred to as a “multi-manager” structure. In

4      The Commission issued an order granting the expanded relief requested by the Application. Carillon Series Trust, et al., Investment Company Act Release No 33464 (May 2, 2019) (Notice) and No. 33494 (May 29, 2019) (Order) (the “Carillon Order”).  See also Advisors Series Trust and Semper Capital Management, L.P., Investment Company Act Rel. No. 34500 (February 9, 2022) (Notice) and No. 34528 (March 8, 2022) (Order) (the "Semper Capital Management Order"). See also New Age Alpha Trust and New Age Alpha Advisors, LLC, Investment Company Act Rel. No. 34322 (July 6, 2021) (Notice) and No. 34348 (August 3, 2021) (Order) (the "New Age Alpha Trust Order"). See also Listed Funds Trust, et al., Investment Company Act Rel. No. 34293 (June 2, 2021) (Notice) and No. 34321 (June 29, 2021) (Order) (“LFT Order”). See also Azzad Funds, et al., Investment Company Act Rel. No. 34241 (April 5, 2021) and No. 34261 (April 30, 2021) ("Azzad Order"). See also ETF Series Solutions and Distillate Capital Partners LLC, Investment Company Act Release No. 34169 (January 11, 2021) (Notice) and No. 34190 (February 8, 2021) (Order) (the “Distillate Capital Order”); Esoterica Thematic Trust and Esoterica Capital LLC, Investment Company Act Release No. 34161 (January 4, 2021) (Notice) and No. 34185 (February 1, 2021) (Order) (the “Esoterica Order”); ETF Series Solutions and Clearshares LLC, Investment Company Act Release No. 34144 (December 21, 2020) (Notice) and No. 34174 (January 19, 2021) (Order) (the “Clearshares Order”); OSI ETF Trust, et. al., Investment Company Act Release No. 33678 (October 29, 2019) (Notice) and No. 33705 (November 26, 2019) (Order) (the “OSI ETF Order”); and Investment Managers Series Trust II, et. al., Investment Company Act Release No. 34075 (October 27, 2020) (Notice) and No. 34104 (November 23, 2020) (Order) (the “Investment Managers Order”).

5     Section 2(a)(3) of the 1940 Act defines “affiliated person” as follows: “Affiliated person” of another person means (A) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person; (B) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (C) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (D) any officer, director, partner, copartner, or employee of such other person; (E) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (F) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

6     All registered open-end investment companies that currently intend to rely on the requested order are named as Applicants. All Funds that currently are, or that currently intend to be, Subadvised Funds are identified in this Application. Any entity that relies on the requested order will do so only in accordance with the terms and conditions contained in this Application.

addition, Applicants are seeking relief from certain disclosure requirements concerning fees paid to Subadvisers.
For the reasons discussed below, Applicants believe that the requested relief is appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act. Applicants believe that the Subadvised Funds would be negatively impacted without the requested relief because of delays in hiring or replacing Subadvisers and costs associated with the proxy solicitation to approve new or amended Subadvisory Agreements.
II.~~II.~~ BACKGROUND
~~a.    The Trust~~
A.The Trusts
The ~~Trust, with its business address at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561, is~~Touchstone ETF Trust and Touchstone Funds Group Trust are registered ~~with the Commission~~ under the 1940 Act as ~~an~~ open-end management investment ~~company~~companies organized as a Delaware statutory trust. The ~~Board consists of nine members, seven of whom are Independent Trustees. The Trust offers shares of multiple Funds, each with its own distinct investment objectives, policies, and restrictions. The Advisers serve~~Touchstone Strategic Trust and the Touchstone Variable Series Trust are registered under the 1940 Act as open-end management investment companies organized as Massachusetts business trusts. The Adviser serves as “investment adviser,” as defined in Section 2(a)(20) of the 1940 Act, to each Fund. The ~~Advisers have retained Subadvisers to provide investment advisory services to the Funds.6~~Board consists of eight (8) trustees, six (6) of whom serve as Independent Trustees.
~~b.    The Advisers~~
The Trusts offers shares of multiple Funds, each with its own distinct investment objectives, policies and restrictions. The Adviser has retained Subadvisers to provide investment advisory services to the Funds.7
B.The Adviser
~~Federated Global Investment Management Corp~~Touchstone Advisors, Inc., with its business address at ~~101 Park Avenue, 41st Floor, New York, New York 10178, is a Delaware corporation. Federated MDTA, LLC, with its business address at 125 High Street, Oliver Street Tower, 21st Floor, Boston, Massachusetts 02110, is a Delaware limited liability company. Each of Federated Equity Management Company of Pennsylvania, Federated Investment Counseling, Federated Investment Management Company, and Federated Advisory Services Company, with their business address at 1001 Liberty Avenue, Pittsburgh, Pennsylvania 152223779, is a Delaware statutory trust. Each of the Advisers~~303 Broadway, Suite 1100, Cincinnati, Ohio 45202, is an Ohio corporation. The Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”)~~. The Advisers are indirect, wholly-owned subsidiaries of Federated Hermes, Inc. (“Federated Hermes”), a Pennsylvania Corporation with its business address at 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. Federated Hermes is a global asset management company that, acting through its subsidiaries, provides a wide range of financial services to retail and institutional clients. Certain Advisers serve~~ and serves as investment adviser to the Funds. The Adviser is a wholly-owned subsidiary of IFS Financial Services, Inc., which is a wholly-owned subsidiary of Western-Southern Life Assurance Company. Western-Southern Life Assurance Company is a wholly-owned subsidiary of The Western and Southern Life Insurance Company, which is a wholly-owned subsidiary of Western & Southern Financial Group, Inc. Western & Southern Financial Group Inc. is a wholly-owned subsidiary of Western & Southern Mutual Holding Company (collectively, “Western and Southern”). The Adviser serves as investment adviser to each Fund pursuant to an investment ~~advisory~~management agreement with the Fund (each, an “Investment ~~Advisory~~Management Agreement” and together the “Investment ~~Advisory~~Management Agreements”).~~7~~ Any future Adviser also will be registered with the Commission as an investment adviser under the Advisers Act.
Consistent with the terms of a Subadvised Fund’s Investment ~~Advisory~~Management Agreement, the ~~Advisers~~Adviser may, subject to the approval of the Board, including a majority of the Independent Trustees, and the shareholders of the applicable Subadvised Fund (if required by applicable law), delegate portfolio management responsibilities of all or a portion of the assets of a Subadvised Fund to a Subadviser. The ~~Advisers retain~~Adviser retains overall responsibility for the management and investment of the assets of all Subadvised
7     There are certain Subadvised Funds that currently intend to rely on the requested order if received. The prospectus for a Subadvised Fund will include the disclosure required by Condition 2 below at all times subsequent to the approval required by Condition 1 below, as applicable. If a Subadvised Fund has obtained shareholder approval to operate under the multi-manager structure described herein prior to the issuance of an order as requested in this Application, the prospectus for the Subadvised Fund will at all times following such shareholder approval contain appropriate disclosure that the Subadvised Fund has applied for exemptive relief to operate under the multi-manager structure described herein, including the ability to hire new Subadvisers and materially amend an existing Subadvisory Agreement without soliciting further shareholder vote.

Funds. With respect to each Subadvised Fund, the ~~Advisers’~~Adviser’s responsibilities include, for example, recommending the removal or replacement of Subadvisers, and allocating the portion of that Subadvised Fund’s assets to any given Subadviser and reallocating those assets as necessary from time to time. The ~~Advisers evaluate, select and recommend~~Adviser evaluates, selects and recommends Subadvisers for the Subadvised Funds, and ~~monitor and review~~monitors and reviews each Subadviser and its performance and its compliance with the applicable Subadvised Fund’s investment policies and restrictions.
Each Investment ~~Advisory~~Management Agreement has been or will be approved by the Board, including a majority of the Independent Trustees, and by the shareholders of the relevant Fund in the manner required by Sections 15(a) and 15(c) of the 1940 Act. The terms of the Investment ~~Advisory~~Management Agreements comply or will comply with Section 15(a) of the 1940 Act. Applicants are not seeking an exemption from the provisions of the 1940 Act with respect to the Investment ~~Advisory~~Management Agreements. Pursuant to the terms of each Investment ~~Advisory~~Management Agreement, the ~~Advisers~~Adviser, subject to the oversight of the Board, ~~have~~has agreed or will agree to (i) provide continuous investment management for each Fund; (ii) determine the securities and other investments to be purchased, retained, sold or loaned by each Fund and the portion of such assets to be invested or held uninvested as cash; and (iii) exercise full discretion and act for each Fund in the same manner and with the same force and effect as such Fund itself might or could do with respect to purchases, sales, or other transactions and with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. The ~~Advisers~~Adviser also ~~are~~is or will be responsible for effecting transactions for each Fund and selecting brokers or dealers to execute such transactions for each Fund. The ~~Advisers~~Adviser will periodically review each Fund’s investment policies and strategies and, based on the need of a particular Fund, may recommend changes to the investment policies and strategies of the Fund for consideration by the Board.
Each Investment ~~Advisory~~Management Agreement permits or will permit the ~~Advisers~~Adviser to enter into Subadvisory Agreements with one or more Subadvisers. Pursuant to ~~their~~its authority under the Investment ~~Advisory~~Management Agreements, the ~~Advisers have~~Adviser has entered or will enter into Subadvisory Agreements as described below under “The Subadvisers and the Subadvised Funds.” If the name of any Subadvised Fund contains the name of a subadviser, the name of the Adviser that serves as the primary adviser to the Subadvised Fund, or a trademark or trade name that is owned by or publicly used to identify that Adviser, will precede the name of the subadviser.
For its services to each Fund, the ~~Advisers receive~~Adviser receives or will receive an investment ~~advisory~~management fee from that Fund as specified in the applicable Investment ~~Advisory~~Management Agreement. The investment ~~advisory~~management fees are calculated based on the average ~~of the~~daily net ~~asset value~~assets of the particular Fund as of the close of business on each business day during the month.~~8~~
C.~~c.~~    The Subadvisers and the Subadvised Funds
Pursuant to the authority under the Investment ~~Advisory~~Management Agreements, the ~~Advisers~~Adviser may enter into Subadvisory Agreements with various Subadvisers on behalf of the Funds. The ~~Advisers have~~Adviser has entered into Subadvisory Agreements with: (1) ~~Hermes~~Fort Washington Investment ~~Management Limited (“Hermes~~Advisors, Inc. (“Fort Washington”), which serves as the Subadviser for the ~~Federated Hermes SDG Engagement Equity Fund, Federated Hermes Global Equity Fund, Federated Hermes Global Small Cap Fund, Federated Hermes Absolute Return Credit Fund, Federated Hermes Unconstrained Credit Fund, Federated Hermes International Equity Fund, and Federated Hermes SDG Engagement High Yield Credit Fund, each a series of the Trust; and (2) Polaris~~Touchstone Dividend Select ETF, Touchstone Strategic Income Opportunities ETF, Touchstone US Large Cap Focused ETF, and Touchstone Ultra Short Income ETF, each a series of the Touchstone ETF Trust; Touchstone Balanced Fund, Touchstone Bond Fund, Touchstone Common Stock Fund, and Touchstone Small Company Fund, each a series of the Touchstone Variable Series Trust; Touchstone Focused Fund, Touchstone Large Cap Focused Fund, Touchstone Strategic Income Opportunities Fund, Touchstone Balanced Fund, Touchstone Small Company Fund and Touchstone International Equity Fund, each a series of Touchstone Strategic Trust; Touchstone Ultra Short Duration Fixed Income Fund, Touchstone Active Bond Fund, Touchstone High Yield Fund, and Touchstone Dividend Equity Fund, each a series of Touchstone Funds Group Trust; (2) Westfield Capital Management Company, ~~LLC~~L.P. (“~~Polaris~~Westfield”), which serves as the Subadviser for the ~~Federated International Equity Fund, a series of the Trust. Hermes is partially-owned by Federated Hermes, which holds a majority 60% interest in the parent company of Hermes, Hermes Fund Managers Limited, which in turn owns 100% of Hermes, and, upon the exercise in the future of certain put/call rights under a Put/Call Option Deed or other transaction between Federated Hermes and another shareholder of the parent, Federated Hermes anticipates holding an 89.5% interest in the parent of Hermes in the future. Polaris is a Non-Affiliated Subadviser (as defined below). The Advisers also may, in the future, enter into Subadvisory Agreements with other Subadvisers on behalf of these and other Funds.~~Touchstone Growth Opportunities Fund and Touchstone Mid Cap Growth Fund, each a series of the Touchstone Strategic Trust; (3) Barrow, Hanley, Mewhinney & Strauss, LLC d/b/a Barrow Hanley Global Investors (“Barrow”), which serves as the Subadviser for the Touchstone Value Fund, a series of the Touchstone Strategic Trust; (4) Bramshill Investments LLC (“Bramshill”), which serves as the Subadviser for the Touchstone Flexible Income Fund, a series of the Touchstone Strategic Trust; (5) Sands Capital Management, LLC (“Sands”), which serves as the Subadviser for the Touchstone Sands Capital Emerging Markets Growth Fund and the Touchstone Sands Capital International Growth Fund, each a series of the Touchstone Strategic Trust; Touchstone Sands Capital Select Growth Fund, a series of the Touchstone Funds Group Trust; (6) London Company of Virginia d/b/a The London Company (“London”), which serves as the Subadviser for the Touchstone Large Cap Fund, a series of the Touchstone Strategic Trust; Touchstone Small Cap Fund and Touchstone Mid Cap Fund, each a series of the Touchstone Funds Group Trust; (7) Rockefeller & Co., LLC (“Rockefeller”), which serves as the Subadviser for the Touchstone Global ESG Equity Fund (to be named the Touchstone Non-US ESG Equity Fund), a series of the Touchstone Strategic Trust; Touchstone International ESG Equity Fund, a series of the Touchstone Funds Group Trust; (8) DSM Capital Partners LLC (“DSM”), which serves as the Subadviser for the Touchstone Large Company Growth Fund and Touchstone International Growth Fund, each a series of the Touchstone Strategic Trust; (9) TOBAM S.A.S. (“TOBAM”), which serves as a Subadviser for the Touchstone Anti-Benchmark® U.S. Core Equity Fund, a series of the Touchstone Strategic Trust; Touchstone Anti-Benchmark International Core Equity Fund, a series of the Touchstone Funds Group Trust; (10) Sage Advisory Services, Ltd. Co. (“Sage”), which serves as a Subadviser for the Touchstone Core Municipal Bond Fund, a series of the Touchstone Strategic Trust; (11) Leeward Investments, LLC ("Leeward"), which serves as a Subadviser for the Touchstone Mid Cap Value Fund, and the Touchstone Small Cap Value Fund, each a series of the Touchstone Funds Group Trust; (12) EARNEST Partners, LLC (“Earnest”), which serves as the Subadviser for the Touchstone Impact Bond Fund, a series of the Touchstone Funds Group Trust; (13) Ares Capital Management II, LLC (“Ares”), which serves as the Subadviser for the Touchstone Ares Credit Opportunities Fund, a series of the Touchstone Funds Group Trust; (14) Wilshire Advisors, LLC (“Wilshire”), which serves as the Subadviser for the Touchstone Dynamic Allocation Fund, a series of the Touchstone Strategic Trust.
Fort Washington is a wholly-owned subsidiary of Western & Southern and is therefore an affiliate of the Adviser. Westfield, Barrow, Bramshill, Sands, London, Rockefeller, DSM, TOBAM, Wilshire, Leeward, Earnest, Ares, and Sage, are each a Non-Affiliated Subadviser (as defined below). The Adviser also may, in the future, enter into Subadvisory Agreements with other Subadvisers on behalf of these and other Funds.
With respect to ~~Hermes~~Fort Washington and any future Subadviser that is wholly owned by ~~the Advisers or the Advisers’ parent company, the Advisers have~~Western and Southern, Western and Southern has overall responsibility for the affairs of such Subadviser, and generally must approve certain actions by that Subadviser that could materially affect the operations of ~~Federated Hermes~~Western and Southern and its ~~subsidiaries~~affiliates as a group. ~~Hermes~~Fort Washington has, and any future Subadviser will have, their own employees who would provide investment services to a Subadvised Fund.
The Subadvisers are, and any future Subadvisers will be, “investment advisers” to the Subadvised Funds within the meaning of Section 2(a)(20) of the 1940 Act and provide, or will provide, investment management services to the Subadvised Funds subject to, without limitation, the requirements of Sections 15(c) and 36(b) of the 1940 Act. In addition, the Subadvisers are, and any future Subadvisers will be, registered with the Commission as an investment adviser under the Advisers Act or not subject to such registration. The ~~Advisers select~~Adviser selects Subadvisers based on the ~~Advisers’~~Adviser’s evaluation of the Subadvisers’ skills in managing assets pursuant to particular investment styles, and ~~recommend~~recommends their hiring to the Board. In the future, the ~~Advisers~~Adviser may employ multiple Subadvisers for one or more of the Subadvised Funds. In those instances, the ~~Advisers~~Adviser would allocate and, as appropriate, reallocate a Subadvised Fund’s assets among the Subadvisers.
The ~~Advisers engage~~Adviser engages or will engage in an ongoing analysis of the continued advisability of retaining a Subadviser and ~~make~~makes recommendations to the Board as needed. The ~~Advisers also negotiate and renegotiate~~Adviser also negotiates and renegotiates the terms of the Subadvisory Agreements with a Subadviser, including the fees paid to the Subadvisers, and ~~make~~makes recommendations to the Board as needed.
The Subadvisers, subject to the oversight of the ~~Advisers~~Adviser and the Board, determine or will determine the securities and other instruments to be purchased, sold or entered into by a Subadvised Fund’s portfolio or a portion thereof, and place orders with brokers or dealers that they select.~~9~~ 8 The Subadvisers keep or will keep certain records required by the 1940 Act and the Advisers Act to be maintained on behalf of the relevant Subadvised Fund, and assist or will assist the ~~Advisers~~Adviser to maintain the Subadvised Funds’ compliance with the relevant requirements of the 1940 Act. The Subadvisers monitor or will monitor the respective Subadvised Funds’ investments and provide or will provide periodic reports to the Board and the ~~Advisers~~Adviser. The Subadvisers also make or will make their officers and employees available to the ~~Advisers~~Adviser and the Board to review the investment performance and investment policies of the Subadvised Funds.
The Subadvisory Agreements were or will be approved by the Board, including a majority of the Independent Trustees, in accordance with Sections 15(a) and 15(c) of the 1940 Act.
The terms of each Subadvisory Agreement comply or will comply fully with the requirements of Section 15(a) of the 1940 Act. Each Subadvisory Agreement will set forth the duties of the Subadviser and precisely describe the compensation paid to the Subadviser.
After an initial two-year period, the terms of the Subadvisory Agreements ~~are~~will be reviewed and renewed on an annual basis by the Board, including a majority of the Independent Trustees in accordance with Section 15(c) of the 1940 Act. The Board dedicates substantial time to review contract matters, including matters relating to Investment ~~Advisory~~Management Agreements and Subadvisory Agreements. With respect to each Subadvised Fund, the Board reviews comprehensive materials received from

8     For the purposes of this Application, a “Subadviser” also includes an investment subadviser that provides or will provide the Adviser with a model portfolio reflecting a specific strategy, style or focus with respect to the investment of all or a portion of a Subadvised Fund’s assets. The Adviser may use the model portfolio to determine the securities and other instruments to be purchased, sold or entered into by a Subadvised Fund’s portfolio or a portion thereof, and place orders with brokers or dealers that it selects.

the ~~Advisers~~Adviser, the Subadviser, independent third parties and independent counsel. Applicants will continue this annual review and renewal process for Subadvisory Agreements in accordance with the 1940 Act if the relief requested herein is granted by the Commission.
The Board reviews information provided by the ~~Advisers~~Adviser and Subadvisers when it is asked to approve or renew Subadvisory Agreements. A Subadvised Fund discloses in its statutory prospectus that a discussion regarding the basis for the Board’s approval and renewal of the Investment ~~Advisory~~Management Agreements and any applicable Subadvisory Agreements is available in the Subadvised Funds’ annual or semi-annual report to shareholders for the relevant period in accordance with Item 10(a)(1)(iii) of Form N-1A. The information provided to the Board is maintained as part of the records of the respective Subadvised Fund pursuant to Rule 31a-1(b)(4) and Rule 31a-2 under the 1940 Act.
Pursuant to each Subadvisory Agreement, the ~~Advisers have~~Adviser has agreed or will agree to pay each Subadviser a fee, based on the percentage of the assets of a Subadvised Fund, from the fee received by the ~~Advisers~~Adviser from a Subadvised Fund under the Investment ~~Advisory~~Management Agreement ~~(the “Subadvisory fees”).10~~ .9 Each Subadviser will bear its own expenses of providing investment management services to a Subadvised Fund.
III.~~III.~~ REQUEST FOR EXEMPTIVE RELIEF
Section 6(c) of the 1940 Act provides that the Commission may exempt any person, security, or transaction or any class or classes of persons, securities, or transactions from any provisions of the 1940 Act, or any rule thereunder, if such relief is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act. Applicants believe that the requested relief described in this Application meets this standard.
IV.~~IV.~~    APPLICABLE LAW AND DISCUSSION
A.~~a.~~    Shareholder Vote
1.~~i.~~    Regulatory Background
Section 15(a) of the 1940 Act states, in part, that it is unlawful for any person to act as an investment adviser to a registered investment company “except pursuant to a written contract, which contract, whether with such registered company or with an investment adviser of such registered company, has been approved by the vote of a majority of the outstanding voting securities of such registered company.”
Section 2(a)(20) of the 1940 Act defines an “investment adviser” as any person who, pursuant to an agreement with such registered investment company or with an investment adviser of such registered investment company, is empowered to determine what securities or other property shall be purchased or sold by such registered investment company. Consequently, the Subadvisers are deemed to be within the definition of an “investment adviser” and, therefore, the Subadvisory Agreements are each subject to Section 15(a) of the 1940 Act to the same extent as the Investment ~~Advisory~~Management Agreements.
Therefore, Section 15(a) of the 1940 Act requires a majority of the outstanding voting securities of a Subadvised Fund to approve Subadvisory Agreements whenever the ~~Advisers propose~~Adviser proposes to the Board to hire new Subadvisers for a Subadvised Fund. This provision would also require shareholder approval by a majority vote for any material amendment to Subadvisory Agreements.
The Subadvisory Agreements are required to terminate automatically and immediately upon their “assignment,” which could occur upon a change in control of the Subadvisers.~~11~~ 10 Rule 2a-6 under the 1940 Act provides that certain transactions that do not result in a “change in actual control or management of the investment adviser” to a registered investment company are not assignments for purposes of Section 15(a)(4) of the 1940 Act, thereby effectively providing an exemption from the shareholder voting requirements in Section 15(a) of the 1940 Act. Applicants do not believe that Rule 2a-6 under the 1940 Act provides a safe harbor to recommend, hire and terminate Subadvisers. Each Subadviser is expected to run its own day-to-day operations and each will have its own investment personnel. Therefore, in certain instances appointing certain Subadvisers could be viewed as a change in management and, as a result, an “assignment” within the meaning of the 1940 Act.
9 A Subadvised Fund also may pay advisory fees directly to a Subadviser.
10 See Section 15(a)(4) of the 1940 Act. Section 2(a)(4) of the 1940 Act defines “assignment” as any direct or indirect transfer or hypothecation of a contract.

2.~~ii.~~    Requested Relief
Applicants seek relief to~~:~~  (i) select Subadvisers, including Affiliated Subadvisers, for all or a portion of the assets of a Subadvised Fund and enter into Subadvisory Agreements~~;~~  and (ii) materially amend Subadvisory Agreements with such Subadvisers, each subject to the approval of the Board, including a majority of the Independent Trustees, without obtaining shareholder approval required under Section 15(a) of the 1940 Act. Such relief would include, without limitation, the replacement or reinstatement of any Subadviser with respect to which a Subadvisory Agreement has automatically terminated as a result of an “assignment,” within the meaning of Section 2(a)(4) of the 1940 Act. Applicants believe that the relief sought should be granted by the Commission because (1) the ~~Advisers~~Adviser either will operate a Subadvised Fund, or may operate a Subadvised Fund, in a manner that is different from conventional investment companies; (2) the relief will benefit shareholders by enabling the Subadvised Funds to operate in a less costly and more efficient manner; and (3) Applicants will consent to a number of conditions that adequately address the policy concerns of Section 15(a) of the 1940 Act, including conditions designed to ensure that shareholder interests are adequately protected through Board oversight.
(a)~~1.~~    Operations of the Trust
Section 15(a) was designed to protect the interests and expectations of a registered investment company’s shareholders by requiring they approve investment advisory contracts, including subadvisory contracts.~~12~~ 11 Section 15(a) is predicated on the belief that if a registered investment company is to be managed by an investment adviser different from the investment adviser selected by shareholders at the time of the investment, the new investment adviser should be approved by shareholders.~~13~~ 12 The relief sought in this Application is consistent with this public policy.
In the case of a traditional investment company, the investment adviser is a single entity that employs one or more individuals as portfolio managers to make the day-to-day investment decisions. The investment adviser may terminate or hire portfolio managers without board or shareholder approval and has sole discretion to set the compensation it pays to the portfolio managers. Alternatively, for subadvised funds, the investment adviser is not normally responsible for the day-to-day investment decisions and, instead, the investment adviser selects, oversees, and evaluates subadvisers who ultimately are responsible for the day-to-day investment decisions.
Primary responsibility for management of a Subadvised Fund’s assets, including the selection and oversight of the Subadvisers, is vested in the ~~Advisers~~Adviser, subject to the oversight of the Board. Applicants believe that it is consistent with the protection of investors to vest the selection and oversight of the Subadvisers in the ~~Advisers~~Adviser in light of ~~Applicant’s~~Applicants’ multi-manager structure, as well as the shareholders’ expectation that the ~~Advisers are~~Adviser is in possession of information necessary to select the most capable Subadvisers. The ~~Advisers have~~Adviser has the requisite expertise to evaluate, select and oversee the Subadvisers. The ~~Advisers~~Adviser will not normally make day-to-day investment decisions for a Subadvised Fund.~~14~~13
From the perspective of the shareholder, the role of the Subadvisers is substantially equivalent to the role of the individual portfolio managers employed by an investment adviser to a traditional investment company. The individual portfolio managers and the Subadvisers are each charged with the selection of portfolio investments in accordance with a Subadvised Fund’s investment objectives and policies and have no broad supervisory, management or administrative responsibilities with respect to a Subadvised Fund. Shareholders expect the ~~Advisers~~Adviser, subject to review and approval of the Board, to select a Subadviser who is in the best position to achieve a Subadvised Fund’s investment objective. Shareholders also rely on the ~~Advisers~~Adviser for the overall management of a Subadvised Fund and a Subadvised Fund’s total investment performance.
Whenever required by Section 15(c) of the 1940 Act, the Board will request and ~~each~~the Adviser and each Subadviser will furnish such information as may be reasonably necessary for the Board to evaluate the terms of the Investment ~~Advisory~~Management Agreements and the Subadvisory Agreements. The information that is provided to the Board will be maintained as part of the records of the Subadvised Funds in accordance with the applicable recordkeeping requirements under the 1940 Act and made available to the Commission in the manner prescribed by the 1940 Act.
In addition, the ~~Advisers~~Adviser and the Board will consider the reasonableness of the Subadvisers’ compensation with respect to each Subadvised Fund for which the Subadvisers will provide portfolio management services. Although only the ~~Advisers’ fees are~~Adviser’s fee is payable directly by a Subadvised Fund, and the Subadvisers’ fees are payable by the ~~Advisers~~Adviser,~~15~~ 14 the Subadvisers’ fees directly ~~bear~~bears on the amount and reasonableness of the ~~Advisers’ fees~~Adviser’s fee payable by a Subadvised Fund. Accordingly, the ~~Advisers~~Adviser and the Board will analyze the fees paid to Subadvisers in evaluating the reasonableness of the overall arrangements.
With respect to oversight, Applicants note that the ~~Advisers perform~~Adviser performs and will perform substantially identical oversight of all Subadvisers, regardless of whether they are affiliated with the ~~Advisers~~Adviser. Such oversight is similar in many respects to how the ~~Advisers~~Adviser would oversee ~~their~~its own internal portfolio management teams.
11     See Section 1(b)(6) of the 1940 Act.
12     Hearings on S. 3580 before a Subcomm. of the Senate Comm. on Banking and Currency, 76th Cong. 3d Sess. 253 (1940) (statement of David Schenker).
13     Although the Adviser will not normally make such day-to-day investment decisions, it may manage all or a portion of a Subadvised Fund.
14     A Subadvised Fund also may pay advisory fees directly to a Subadviser.

(b)~~2.~~    Lack of Economic Incentives
In allocating the management of Subadvised Fund assets between ~~the Advisers~~itself and one or more Subadvisers, Applicants acknowledge that the ~~Advisers have~~Adviser has an incentive to consider the benefit ~~the Advisers~~it will receive, directly or indirectly, from the ~~fees~~fee paid for the management of those assets. However, Applicants believe that the protections afforded by the conditions set forth in this Application would prevent the ~~Advisers~~Adviser from acting to the detriment of a Subadvised Fund and its shareholders. Applicants assert that the proposed conditions are designed to provide the Board with sufficient independence and the resources and information it needs to monitor and address conflicts of interest. In particular, the ~~Advisers~~Adviser will provide the Board with any information that may be relevant to the Board’s evaluation of material conflicts of interest present in any subadvisory arrangement when the Board is considering, with respect to a Subadvised Fund, a change in Subadviser or an existing Subadvisory ~~Agreements~~Agreement as part of its annual review process. The Board will also have to make a separate finding, reflected in the Board minutes, that any change in Subadvisers or any renewal of an existing Subadvisory Agreement is in the best interests of the Subadvised Fund and its shareholders and, based on the information provided to it, does not involve a conflict of interest from which the ~~Advisers, the Subadvisers~~Adviser, a Subadviser, or any officer or Trustee of a Subadvised Fund or any officer or board member of the ~~Advisers~~Adviser derives an inappropriate advantage.
Applicants note that, consistent with the relief ~~they~~recently granted to Carillon, the relief Applicants are requesting would not be subject to two conditions that ~~have been~~were customary in ~~previous~~ exemptive orders for similar relief granted prior to Carillon, including (i) restrictions on the ownership of interest in Subadvisers by trustees and officers of Subadvised Funds and the ~~Advisers~~Adviser, and (ii) a requirement that the ~~Advisers~~Adviser provide the Board with profitability reports each quarter. Applicants believe eliminating these conditions is appropriate with respect to the requested relief. As to the condition on ownership, Applicants assert that restricting ownership of interests in a Subadviser by trustees and officers would not be meaningful where the ~~Advisers may themselves~~Adviser may itself own an interest in the Subadviser and the Subadviser may be selected for a Subadvised Fund under the requested relief.~~16~~ 15 As to the condition requiring quarterly profitability reports, Applicants note that the Board reviews and will continue to review profitability information at the time of any proposed Subadviser change (see condition 7) and as part of its annual review of each Subadvisory Agreement pursuant to Section 15(c) of the 1940 Act.
~~Until the Carillon Order~~Applicants also note that, consistent with the relief recently granted to Carillon, the relief Applicants are requesting would extend to Affiliated Subadvisers. Applicants note that, prior to Carillon, the Commission ~~has~~ granted the requested relief solely with respect to ~~Wholly-Owned and Non-Affiliated~~certain wholly-owned and non-affiliated subadvisers through numerous exemptive orders. That relief ~~has been~~was premised on the fact that such a Subadviser serves in the same limited capacity to that of an individual portfolio manager. Consistent with the relief granted to Carillon, Applicants believe this same rationale supports extending the requested relief to Affiliated Subadvisers. Moreover, Applicants note that, while the ~~Advisers’~~Adviser’s judgment in recommending a Subadviser can be affected by certain conflicts of interest or economic incentives, they do not warrant denying the extension of the requested relief to Affiliated Subadvisers. For one, the ~~Advisers face~~Adviser faces those conflicts and incentives in allocating fund assets between ~~themselves~~itself and a Subadviser, and across Subadvisers, as it has an interest in considering the benefit it will receive, directly or indirectly, from the fee the fund pays for the management of those assets. Moreover, the ~~Advisers have~~Adviser has employed and will continue to employ the same methodology to evaluate potential conflicts of interest, regardless of the affiliation between the ~~Advisers~~Adviser and Subadvisers.
While the selection and retention of Affiliated Subadvisers by the ~~Advisers~~Adviser potentially presents different or additional conflicts of interest than may be the case with Non-Affiliated or Wholly-Owned Subadvisers, the proposed terms and conditions of the requested relief are designed to address the potential conflicts of interest with respect to both those common to all types of Subadvisers and specific to Affiliated Subadvisers. In particular, Applicants believe that the proposed conditions are protective of shareholder interests by ensuring the Board’s independence and providing the Board with the appropriate resources and information to monitor and address conflicts.
(c)~~3.~~    Benefits to Shareholders
Without the requested relief, when a new Affiliated Subadviser is retained by the Adviser on behalf of a Subadvised Fund, the shareholders of the Subadvised Fund are required to approve the Subadvisory Agreement. Similarly, if an existing Subadvisory Agreement with an Affiliated Subadviser is amended in any material respect, approval by the shareholders of the affected Subadvised Fund is required. Moreover, if a Subadvisory Agreement with an Affiliated Subadviser is “assigned” as a result of a change in control of the Subadviser, the shareholders of the affected Subadvised Fund will be required to approve retaining the existing Subadviser. In
15     Any Trustee of the Board that has an ownership interest in a Subadviser would not be deemed an Independent Trustee under Section 2(a)(19) of the 1940 Act.

all these instances the need for shareholder approval requires a Subadvised Fund to call and hold a shareholder meeting, create and distribute proxy materials, and solicit votes from shareholders on behalf of the Subadvised Fund, and generally necessitates the retention of a proxy solicitor. This process is time-intensive, expensive and slow, and, in the case of a poorly performing Subadviser or one whose management team has parted ways with the Subadviser, potentially harmful to a Subadvised Fund and its shareholders.
As noted above, shareholders investing in a Fund that has a Subadviser are effectively hiring the ~~Advisers~~Adviser to manage a Subadvised Fund’s assets by overseeing, monitoring and evaluating the Subadviser rather than by the ~~Advisers~~Adviser hiring ~~their~~its own employees to oversee the Subadvised Fund. Applicants believe that permitting the ~~Advisers~~Adviser to perform the duties for which the shareholders of a Subadvised Fund are paying the ~~Advisers —~~Adviser the selection, oversight and evaluation of Subadvisers, including Affiliated Subadvisers ~~—~~ without incurring unnecessary delays or expenses is appropriate and in the interest of a Subadvised Fund’s shareholders and will allow such Subadvised Fund to operate more efficiently. Within this structure, the ~~Advisers are~~Adviser is in the better position to make an informed selection and evaluation of a Subadviser than are individual shareholders. Without the delay inherent in holding shareholder meetings (and the attendant difficulty in obtaining the necessary quorums), a Subadvised Fund will be able to hire or replace ~~Affiliated~~ Subadvisers more quickly and at less cost, when the Board, including a majority of the Independent Trustees, and the ~~Advisers~~Adviser believe that a change would benefit a Subadvised Fund and its shareholders.
~~Until the~~Prior to Carillon ~~Order~~, the Commission has previously granted the requested relief solely with respect to ~~Wholly-Owned and~~
certain wholly-owned and non-affiliated

~~Non-Affiliated~~ subadvisers through numerous exemptive orders. That relief has permitted ~~the Subadvised Funds~~subadvised funds to avoid the time-intensive and expensive shareholder solicitation process with respect to hiring or making a material amendment to a Subadvisory Agreement with respect to such subadvisers. As discussed above, and consistent with the relief recently granted to Carillon, Applicants believe the same rationale supports extending the requested relief to Affiliated Subadvisers as well, and while Affiliated Subadvisers may give rise to different or additional conflicts of interests, the proposed terms and conditions, including the enhanced oversight by the Board, address such potential conflicts. Moreover, treating all Subadvisers equally under the requested relief might help avoid the selection of Subadvisers potentially being influenced by considerations regarding the applicable regulatory requirements (i.e., whether a shareholder vote is required) and the associated costs and delays.~~17~~16
If the relief requested is granted, each Investment ~~Advisory~~Management Agreement will continue to be fully subject to Section 15(a) of the 1940 Act. Moreover, the relevant Board will consider the Investment ~~Advisory~~Management Agreements and Subadvisory Agreements in connection with its annual contract renewal process under Section 15(c) of the 1940 Act, and the standards of Section 36(b) of the 1940 Act will be applied to the fees paid to each Subadviser.
3. ~~4.~~    Shareholder Notification
With the exception of the relief requested in connection with Aggregate Fee Disclosure (as defined below), the prospectus and statement of additional information for each Subadvised Fund will include all information required by Form N-1A concerning the Subadvisers, including Affiliated Subadvisers, if the requested relief is granted. If a new Subadviser is retained, an existing Subadviser is terminated, or a Subadvisory Agreement is materially amended, a Subadvised Fund’s prospectus and statement of additional information will be supplemented promptly pursuant to Rule 497(e) under the Securities Act.
If new Subadvisers are hired, the Subadvised Funds will inform shareholders of the hiring of a new Subadviser pursuant to the following procedures (“Modified Notice and Access Procedures”): (a) within 90 days after a new Subadviser is hired for any Subadvised Fund, that Subadvised Fund will send its shareholders either a Multi-manager Notice or a Multi-manager Notice and Multi-manager Information Statement;~~18~~ 17 and (b) a Subadvised Fund will make the Multi-manager Information Statement available on the website identified in the Multi-manager Notice no later than when the Multi-manager Notice (or Multi-manager Notice and Multi-manager Information Statement) is first sent to shareholders, and will maintain it on that website for at least 90 days. Under the requested relief, a Subadvised Fund would not furnish a Multi-manager Information Statement to shareholders when an existing Subadvisory Agreement is materially modified. In the circumstances described in this Application, a proxy solicitation to approve the appointment of new Subadvisers provides no more meaningful information to shareholders than the proposed Multi-manager Information Statement. Moreover, as indicated above, the Board would comply with the requirements of Sections 15(a) and 15(c) of the 1940 Act before entering into or amending Subadvisory Agreements.
Prior to any Subadvised Fund relying on the requested relief in this Application, the Board, including its Independent Trustees, will have approved its operations as described herein. Additionally, the shareholders of the applicable Subadvised Fund have approved, or will approve, its operation as described herein by a vote of a majority of the outstanding voting securities, within the meaning of the 1940 Act, or by the sole shareholder prior to a Subadvised Fund offering its shares.~~19~~18
16     The Adviser is responsible for selecting Subadvisers in the best interests of the Subadvised Funds, regardless of the costs or timing constraints that may be associated with the process of seeking shareholder approval of Subadvisory Agreements and material amendments thereto.
17 A “Multi-manager Notice” will be modeled on a Notice of Internet Availability as defined in Rule 14a-16 under the Exchange Act, and specifically will, among other things: (a) summarize the relevant information regarding the new Subadviser (except as modified to permit Aggregate Fee Disclosure as defined in this Application); (b) inform shareholders that the Multi-manager Information Statement is available on a website; (c) provide the website address; (d) state the time period during which the Multi-manager Information Statement will remain available on that website; (e) provide instructions for accessing and printing the Multi-manager Information Statement; and (f) instruct the shareholder that a paper or email copy of the Multi-manager Information Statement may be obtained, without charge, by contacting a Subadvised Fund. A “Multi-manager Information Statement” will meet the requirements of Regulation 14C, Schedule 14C and Item 22 of Schedule 14A under the Exchange Act for an information statement, except as modified by the requested order to permit Aggregate Fee Disclosure. Multi-manager Information Statements will be filed with the Commission via the EDGAR system.
18 If a Subadvised Fund has obtained shareholder approval to operate pursuant to an exemptive order that would permit it to operate in a multi-manager structure where the Adviser would enter into or amend Subadvisory Agreements only with respect to Non-Affiliated Subadvisers subject to Board approval but without obtaining shareholder approval and has met all other terms and conditions of the requested order, the Subadvised Fund may rely on the applicable part of the order requested in this Application (i.e., hiring, amending Subadvisory Agreements with, and including Aggregate Fee Disclosure (as defined below) in response to the disclosure requirements discussed herein with respect to Non-Affiliated Subadvisers.

B.~~b.~~    Fee Disclosure
1.~~i.~~    Regulatory Background
Form N-1A is the registration statement used by open-end investment companies. Item 19(a)(3) of Form N-1A requires a registered investment company to disclose in its statement of additional information the method of computing the “advisory fee payable” by the investment company with respect to each investment adviser, including the total dollar amounts that the investment company “paid to the adviser (aggregated with amounts paid to affiliated advisers, if any), and any advisers who are not affiliated persons of the adviser, under the investment advisory contract for the last three fiscal years.”
Rule 20a-1 under the 1940 Act requires proxies solicited with respect to a registered investment company to comply with Schedule 14A under the Exchange Act. Item 22 of Schedule 14A sets forth the information that must be included in a registered investment company’s proxy statement. Item 22(c)(1)(ii) requires a proxy statement for a shareholder meeting at which action will be taken on an investment advisory agreement to describe the terms of the advisory contract, “including the rate of compensation of the investment adviser.” Item 22(c)(1)(iii) requires a description of the “aggregate amount of the investment adviser’s fees and the amount and purpose of any other material payments” by the investment company to the investment adviser, or any affiliated person of the investment adviser during the fiscal year. Item 22(c)(8) requires a description of “the terms of the contract to be acted upon, and, if the action is an amendment to, or a replacement of, an investment advisory contract, the material differences between the current and proposed contract.” Finally, Item 22(c)(9) requires a proxy statement for a shareholder meeting at which a change in the advisory fee will be sought to state (i) the aggregate amount of the investment adviser’s fee during the last year; (ii) the amount that the adviser would have received had the proposed fee been in effect; and (iii) the difference between (i) and (ii) stated as a percentage of the amount in (i). Together, these provisions may require a Subadvised Fund to disclose the fees paid to a Subadviser in connection with shareholder action with respect to entering into, or materially amending, an advisory agreement or establishing, or increasing, advisory fees.
Regulation S-X sets forth the requirements for financial statements required to be included as part of a registered investment company’s registration statement and shareholder reports filed with the Commission. Sections 6-07(2)(a), (b) and (c) of Regulation S-X require a registered investment company to include in its financial statement information about the investment advisory fees. These provisions could require a Subadvised Fund’s financial statements to disclose information concerning fees paid to a Subadviser. The exemption from Regulation S-X requested below would permit a Subadvised Fund to include only the Aggregate Fee Disclosure (as defined below); all other items required by Sections 6-07(2)(a), (b) and (c) of Regulation S-X will be disclosed.
2.~~ii.~~    Requested Relief
Applicants seek relief to permit each Subadvised Fund to disclose (as a dollar amount and a percentage of a Subadvised Fund’s net assets) (a) the aggregate fees paid to the ~~Advisers~~Adviser and any Wholly-Owned Subadvisers; and (b) the aggregate fees paid to Affiliated and Non-Affiliated Subadvisers (collectively, the “Aggregate Fee Disclosure”) in lieu of disclosing the fees that may be required by Item 19(a)(3) of Form N-1A, Items 22(c)(~~l~~1)(ii), 22(c)(2)(iii), 22(c)(8) and 22(c)(9) of Schedule 14A, and Section 6-07 (2)(a), (b) and (c) of Regulation S-X.~~20~~ 19 The Aggregate Fee Disclosure would be presented as both a dollar amount and as a percentage of a Subadvised Fund’s net assets. Applicants believe that the relief sought in this Application should be granted because the ~~Advisers intend~~Adviser intends to operate Subadvised Funds under a multi-manager structure. As a result, disclosure of the individual fees that the ~~Advisers pay~~Adviser pays to the Subadvisers would not serve any meaningful purpose.
As noted above, the ~~Advisers~~Adviser may operate Subadvised Funds in a manner different from a traditional investment company. By investing in a Subadvised Fund, shareholders are hiring the ~~Advisers~~Adviser to manage the Subadvised Fund’s assets by overseeing, evaluating, monitoring and recommending Subadvisers rather than by hiring ~~their~~its own employees to manage the assets directly. The ~~Advisers~~Adviser, under the oversight of the Board, ~~are~~is responsible for overseeing the Subadvisers and recommending their hiring and replacement. In return, the ~~Advisers receive~~Adviser receives an advisory fee from each Subadvised Fund. Pursuant to each Investment ~~Advisory~~ Management Agreement, the ~~Advisers compensate~~ Adviser compensates the Subadvisers directly.~~21~~ 20 Disclosure of the individual fees that the ~~Advisers~~Adviser would pay to the Subadvisers does not serve any meaningful purpose since investors pay the ~~Advisers~~Adviser to oversee, monitor, evaluate and compensate the Subadvisers. Applicants contend that the primary reasons for requiring disclosure of individual fees paid to Subadvisers are to inform shareholders of expenses to be charged by a particular Subadvised Fund and to enable shareholders to compare the fees to those of other comparable investment companies. Applicants believe that the requested relief satisfies these objectives because the Subadvised Fund’s overall advisory fee will be fully disclosed and, therefore, shareholders will know what a Subadvised Fund’s fees and expenses are and will be able to compare the advisory fees a Subadvised Fund is charged to those of other investment companies.
Indeed, in a more conventional arrangement, requiring the Subadvised Funds to disclose the fees negotiated between the ~~Advisers~~Adviser and the Subadvisers would be the functional equivalent of requiring single adviser investment companies to disclose the salaries of individual portfolio managers employed by that investment adviser. In the case of a traditional investment company, disclosure is made of the compensation paid to the investment adviser, but shareholders are not told or asked to vote on the salary paid by the investment adviser to individual portfolio managers. Similarly, in the case of the Subadvised Funds, the shareholders will have chosen to employ the ~~Advisers~~Adviser and to rely upon the ~~Advisers’~~Adviser’s expertise in monitoring the Subadvisers, recommending the Subadvisers’ selection and termination (if necessary), and negotiating the compensation of the Subadvisers. There are no policy reasons that require shareholders of the Subadvised Funds to be informed of the individual Subadviser’s fees any more than shareholders of a traditional investment company (single investment adviser) would be informed of the particular investment adviser’s portfolio managers’ salaries.~~22~~
19     As used herein, a “Wholly-Owned Subadviser” is any investment adviser that is (1) an indirect or direct “wholly-owned subsidiary” (as such term is defined in Section 2(a)(43) of the 1940 Act) of the Adviser, (2) a “sister company” of the Adviser that is an indirect or direct “wholly-owned subsidiary” of the same company that indirectly or directly wholly owns the Adviser (the Adviser’s “parent company”), or (3) a parent company of the Adviser. A “Non-Affiliated Subadviser” is any investment adviser that is not an “affiliated person” (as defined in the 1940 Act) of a Fund or the Adviser, except to the extent that an affiliation arises solely because the Subadviser serves as a subadviser to one or more Funds.
Section 2(a)(43) of the 1940 Act defines “wholly-owned subsidiary” of a person as a company 95 per centum or more of the outstanding voting securities of which are, directly or indirectly, owned by such a person.
20     A Subadvised Fund also may pay advisory fees directly to a Subadviser.

21The requested relief would benefit shareholders of the Subadvised Funds because it would improve the ~~Advisers’~~Adviser’s ability to negotiate the fees paid to Subadvisers, including Affiliated Subadvisers. The ~~Advisers’~~Adviser’s ability to negotiate with the various Subadvisers would be adversely affected by public disclosure of fees paid to each Subadviser. If the ~~Advisers are~~Adviser is not required to disclose the Subadvisers’ fees to the public, the ~~Advisers~~Adviser may be able to negotiate rates that are below a Subadviser’s “posted” amounts as the rate would not be disclosed to the Subadviser’s other clients. Moreover, if one Subadviser is aware of the advisory fee paid to another Subadviser, the Subadviser would likely take it into account in negotiating its own fee.
~~Until the~~Prior to Carillon ~~Order~~, the Commission has previously granted the requested relief solely with respect to Wholly-Owned and Non-Affiliated Subadvisers through numerous exemptive orders. That relief only permitted the disclosure of aggregate fees paid to Wholly-Owned and Non-Affiliated Subadvisers and required disclosure of individual fees paid to Affiliated Subadvisers. If the requested relief under Section 15(a) of the 1940 Act is granted to extend to Affiliated Subadvisers, consistent with the relief recently granted to Carillon, Applicants believe it is appropriate to permit each Subadvised Fund to disclose only aggregate fees paid to Affiliated Subadvisers for the same reasons that similar relief has been granted to Wholly-Owned and Non-Affiliated Subadvisers, as discussed above.

21     The relief would be consistent with the Commission’s disclosure requirements applicable to fund portfolio managers that were previously adopted. See Investment Company Act Release No. 26533 (Aug. 23, 2004). Under these disclosure requirements, a fund is required to include in its statement of additional information, among other matters, a description of the structure of and the method used to determine the compensation structure of its “portfolio managers.” Applicants state that, with respect to each Subadvised Fund, the statement of additional information will describe the structure of, and method used to determine, the compensation received by each portfolio manager employed by any Subadviser. In addition to this disclosure with respect to portfolio managers, Applicants state that, with respect to each Subadvised Fund, the statement of additional information will describe the structure of, and method used to determine, the compensation received by each Subadviser

C.~~c.~~    Precedent
    Applicants note that substantially identical relief was granted by the Commission in the Carillon Order, the Semper Capital Management Order, the New Age Alpha Trust Order, the LFT Order, the Azzad Order, the Distillate Capital Order, the Esoterica Order, the Clearshares Order, the OSI ETF Order, and the Investment Managers Order. Applicants note that substantially the same exemptions requested herein with respect to relief from Section 15(a) and relief from the disclosure requirements of the rules and forms discussed herein for Subadvisers, including Affiliated Subadvisers, have been granted previously by the Commission with respect to Wholly-Owned and Non-Affiliated Subadvisers. See, e.g., Natixis Funds Trust I, et al., Investment Company Act Release Nos. 33265 (October 5, 2018) (notice) and 33287 (October 31, 2018) (order) ~~(“Natixis”)~~; Advisors Asset Management, Inc. and ETF Series Solutions, Investment Company Act Release Nos. 33169 (July 24, 2018) (notice) and 33207 (August 21, 2018) (order) ~~(“Advisors”)~~; TriLine Index Solutions, LLC and ETF Series Solutions, Investment Company Act Release Nos. 33159 (July 11, 2018) (notice) and 33192 (August 6, 2018) (order) ~~(“TriLine”)~~; SL Advisors, LLC and ETF Series Solutions, Investment Company Act Release Nos. 33158 (July 11, 2018) (notice) and 33193 (August 6, 2018) (order) ~~(“SL”)~~; DMS ETF Trust I, et al., Investment Company Act Release Nos. 33156 (July 10, 2018) (notice) and 33196 (August 7, 2018) (order) ~~(“DMS”)~~.

    For the reasons set forth above, Applicants believe that the relief sought ~~is~~would be appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.
V.~~V.~~ CONDITIONS
Applicants agree that any order of the Commission granting the requested relief will be subject to the following conditions:
(1)~~(1)~~    Before a Subadvised Fund may rely on the order requested herein, the operation of the Subadvised Fund in the manner described in this Application will be, or has been, approved by a majority of the Subadvised Fund’s outstanding voting securities as defined in the 1940 Act, or, in the case of a Subadvised Fund whose public shareholders purchase shares on the basis of a prospectus containing the disclosure contemplated by condition 2 below, by the initial shareholder before such Subadvised Fund’s shares are offered to the public.
(2)~~(2)~~    The prospectus for each Subadvised Fund will disclose the existence, substance and effect of any order granted pursuant to the Application. In addition, each Subadvised Fund will hold itself out to the public as employing the multi-manager structure described in this Application. The prospectus will prominently disclose that the ~~Advisers have~~Adviser has the ultimate responsibility, subject to oversight by the Board, to oversee the Subadvisers and recommend their hiring, termination, and replacement.
(3)~~(3)~~ The ~~Advisers~~Adviser will provide general management services to each Subadvised Fund, including overall supervisory responsibility for the general management and investment of the Subadvised Fund’s assets, and subject to review and oversight of the Board, will (i) set the Subadvised Fund’s overall investment strategies, (ii) evaluate, select, and recommend Subadvisers for all or a portion of the Subadvised Fund’s assets, (iii) allocate and, when appropriate, reallocate the Subadvised Fund’s assets among Subadvisers, (iv) monitor and evaluate the Subadvisers’ performance, and (v) implement procedures reasonably designed to ensure that Subadvisers comply with the Subadvised Fund’s investment objective, policies and restrictions.
(4)~~(4)~~    Subadvised ~~Funds~~Fund will inform shareholders of the hiring of a new Subadviser within 90 days after the hiring of the new Subadviser pursuant to the Modified Notice and Access Procedures.
(5)~~(5)~~    At all times, at least a majority of the Board will be Independent Trustees, and the selection and nomination of new or additional Independent Trustees will be placed within the discretion of the then-existing Independent Trustees.
(6)~~(6)~~    Independent Legal Counsel, as defined in Rule ~~0-l~~0-1(a)(6) under the 1940 Act, will be engaged to represent the Independent Trustees. The selection of such counsel will be within the discretion of the then-existing Independent Trustees.
(7)~~(7)~~    Whenever a Subadviser is hired or terminated, the ~~Advisers~~Adviser will provide the Board with information showing the expected impact on the profitability of the ~~Advisers~~Adviser.

(8)~~(8)~~    The Board must evaluate any material conflicts that may be present in a subadvisory arrangement. Specifically, whenever a subadviser change is proposed for a Subadvised Fund (“Subadviser Change”) or the Board considers an existing Subadvisory Agreement as part of its annual review process (“Subadviser Review”):
(a)    the ~~Advisers~~Adviser will provide the Board, to the extent not already being provided pursuant to ~~section~~Section 15(c) of the 1940 Act, with all relevant information concerning:
(i)    any material interest in the proposed new Subadviser, in the case of a Subadviser Change, or the Subadviser in the case of a Subadviser Review, held directly or indirectly by the ~~Advisers~~Adviser or a parent or sister company of the ~~Advisers~~Adviser, and any material impact the proposed Subadvisory Agreement may have on that interest;
(ii)    any arrangement or understanding in which the ~~Advisers~~Adviser or any parent or sister company of the ~~Advisers~~Adviser is a participant that (A) may have had a material effect on the proposed Subadviser Change or Subadviser Review, or (B) may be materially affected by the proposed Subadviser Change or Subadviser Review;
(iii)    any material interest in a Subadviser held directly or indirectly by an officer or Trustee of the Subadvised Fund, or an officer or board member of the ~~Advisers~~Adviser (other than through a pooled investment vehicle not controlled by such person); and
(iv)    any other information that may be relevant to the Board in evaluating any potential material conflicts of interest in the proposed Subadviser Change or Subadviser Review.
(b)    the Board, including a majority of the Independent Trustees, will make a separate finding, reflected in the Board minutes, that the Subadviser Change or continuation after Subadviser Review is in the best interests of the Subadvised Fund and its shareholders and, based on the information provided to the Board, does not involve a conflict of interest from which the ~~Advisers~~Adviser, a Subadviser, any officer or Trustee of the Subadvised Fund, or any officer or board member of the ~~Advisers derive~~Adviser derives an inappropriate advantage.
(9)~~(9)~~    Each Subadvised Fund will disclose in its registration statement the Aggregate Fee Disclosure.
(10)~~(10)~~ In the event that the Commission adopts a rule under the 1940 Act providing substantially similar relief to that in the order requested in the Application, the requested order will expire on the effective date of that rule.
(11)~~(11)~~ Any new Subadvisory Agreement or any amendment to an existing Investment ~~Advisory~~Management Agreement or Subadvisory Agreement that directly or indirectly results in an increase in the aggregate advisory fee rate payable by the Subadvised Fund will be submitted to the Subadvised Fund’s shareholders for approval.
VI.~~VI.~~    PROCEDURAL MATTERS
All of the requirements for execution and filing of this Application on behalf of Applicants have been complied with in accordance with the applicable organizational documents of Applicants, and the undersigned officers of Applicants are fully authorized to execute this Application. The certifications of the Applicants, including the resolutions of the Trust authorizing the filing of this Application, ~~required by~~are attached as Exhibits 1 and 2 to this Application in accordance with the requirements of Rule 0-2(c)(1) under the 1940 Act ~~are included as Exhibits A-1 and A-2 to this Application. The~~and the verifications required by Rule 0-2(d) under the 1940 Act are ~~included~~attached as Exhibits ~~B-1~~3 and ~~B-2~~4 to this Application.
Pursuant to Rule 0-2(f) under the 1940 Act, Applicants state that their address is ~~1001 Liberty Avenue, Pittsburgh, PA 151431~~303 Broadway, Suite 1100, Cincinnati, Ohio 45202 and that all written communications regarding this Application should be directed to the individuals and addresses indicated on the first page of this Application.
Applicants desire that the Commission issue the requested order pursuant to Rule 0-5 under the 1940 Act without conducting a hearing.
VII.~~VII.~~ CONCLUSION
For the foregoing reasons, Applicants respectfully request that the Commission issue an order under Section 6(c) of the 1940 Act granting the relief requested in the Application. Applicants submit that the requested exemption is necessary or appropriate in the public interest, consistent with the protection of investors and consistent with the purpose fairly intended by the policy and provisions of the 1940 Act.

[Signature Page Follows]

Applicants have caused this Application to be duly signed on their behalf on the ~~27th~~[X] day of ~~August~~October, ~~2020~~2022.
~~FEDERATED HERMES ADVISER SERIES~~
~~By: /s/J. Christopher Donahue~~
~~Name: J. Christopher Donahue~~
~~Title: President~~
TOUCHSTONE ETF TRUST
~~FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.~~
By: /s/~~John B. Fisher~~     E. Blake Moore, Jr.
Name: ~~John B. Fisher~~E. Blake Moore, Jr.
Title: President ~~and Chief Executive Officer~~
~~FEDERATED MDTA, LLC~~
TOUCHSTONE STRATEGIC TRUST
~~By: /s/John B. Fisher~~
~~Name: John B. Fisher~~

~~Title: President and Chief Executive Officer~~
~~FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA~~
By: /s/~~John B. Fisher~~     E. Blake Moore, Jr.
Name: ~~John B. Fisher~~E. Blake Moore, Jr.
Title: President ~~and Chief Executive Officer~~
~~FEDERATED INVESTMENT COUNSELING~~
TOUCHSTONE FUNDS GROUP TRUST

By: /s/~~John B. Fisher~~     E. Blake Moore, Jr.
Name: ~~John B. Fisher~~E. Blake Moore, Jr.
Title: President ~~and Chief Executive Officer~~
~~FEDERATED INVESTMENT MANAGEMENT COMPANY~~
TOUCHSTONE VARIABLE SERIES TRUST

By: /s/~~John B. Fisher~~     E. Blake Moore, Jr.
Name: ~~John B. Fisher~~E. Blake Moore, Jr.
Title: President ~~and Chief Executive Officer~~
~~FEDERATED ADVISORY SERVICES COMPANY~~
TOUCHSTONE ADVISORS, INC.

By: /s/~~John B. Fisher~~ E. Blake Moore, Jr.
Name: ~~John B. Fisher~~E. Blake Moore, Jr.
Title: ~~President and~~ Chief Executive Officer

EXHIBIT INDEX
A. ~~Verifications~~
    ~~1.    Verification of Federated Hermes Adviser Series~~
~~2.    Verification of Federated Global Investment Management Corp.~~
~~3.    Verification of Federated MDTA, LLC~~
~~4.    Verification of Federated Equity Management Company of Pennsylvania~~
~~5.    Verification of Federated Investment Counseling~~
~~6.    Verification of Federated Investment Management Company~~
~~7.    Verification of Federated Advisory Services Company~~
~~B.~~ Certifications
1.    Certification of ~~Federated Hermes Adviser~~Touchstone ETF Trust, Touchstone Strategic Trust, Touchstone Funds Group Trust, and Touchstone Variable Series Trust
2.    Certification of ~~Federated Global Investment Management Corp~~Touchstone Advisors, Inc.
~~3.    Certification of Federated MDTA, LLC~~
~~4.    Certification of Federated Equity Management Company of Pennsylvania~~
~~5~~B.    ~~Certification of Federated Investment Counseling~~Verifications
1.    Verification of Touchstone ETF Trust, Touchstone Strategic Trust, Touchstone Funds Group Trust, and Touchstone Variable Series Trust
~~6~~2.    ~~Certification of Federated Investment Management Company~~Verification of Touchstone Advisors, Inc.
~~7.    Certification of Federated Advisory Services Company~~

~~Exhibit A- Verification~~
~~The undersigned states that he has duly executed the attached application for an order pursuant to Section 17(a) of the Investment~~
~~Company Act of 1940 (the “Act”), dated August 27, 2020, for and on behalf of the Federated Hermes Adviser Series (the~~
~~“Trust”); that he is Secretary; and that all actions necessary to authorize the undersigned to execute and file such instruments have~~
~~been taken. The undersigned further says that he is familiar with such instrument, and the contents thereof, and that the facts therein~~
~~set forth are true to the best of his knowledge, information and belief.~~
~~By: /s/Peter J. Germain~~
~~Name: Peter Germain, Esquire~~
~~Exhibit A-2~~
~~Verification~~
~~The undersigned states that he has duly executed the attached application for an order pursuant to Section 17(a) of the Investment~~
~~Company Act of 1940 (the “Act”), dated August 27, 2020, for and on behalf of Federated Global Investment Management Corp.~~
~~(the “Company”); that he is President and Chief Executive Officer of the Company; and that all actions necessary to authorize the~~
~~undersigned to execute and file such instruments have been taken. The undersigned further says that he is familiar with such~~

~~Exhibit A- Verification~~
~~instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.~~
~~By: /s/John B. Fisher_______~~
~~Name: John B. Fisher~~

~~Exhibit A- Verification~~
~~The undersigned states that he has duly executed the attached application for an order pursuant to Section 17(a) of the Investment~~
~~Company Act of 1940 (the “Act”), dated August 27, 2020, for and on behalf of Federated MDTA, LLC (the “Company”); that~~
~~he is President and Chief Executive Officer of the Company; and that all actions necessary to authorize the undersigned to execute~~
~~and file such instruments have been taken. The undersigned further says that he is familiar with such instrument, and the contents~~
~~thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.~~
~~By: /s/John B. Fisher_______~~
~~Name: John B. Fisher~~
~~Exhibit A-4~~
~~Verification~~
~~The undersigned states that he has duly executed the attached application for an order pursuant to Section 17(a) of the Investment~~
~~Company Act of 1940 (the “Act”), dated August 27, 2020, for and on behalf of Federated Equity Management Company of~~
~~Pennsylvania (the “Company”); that he is President and Chief Executive Officer of the Company; and that all actions necessary to~~
~~authorize the undersigned to execute and file such instruments have been taken. The undersigned further says that he is familiar with~~

~~Exhibit A- Verification~~
~~such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and~~
~~belief.~~
~~By: /s/John B. Fisher_______~~
~~Name: John B. Fisher~~

~~Exhibit A- Verification~~
~~The undersigned states that he has duly executed the attached application for an order pursuant to Section 17(a) of the Investment~~
~~Company Act of 1940 (the “Act”), dated August 27, 2020, for and on behalf of Federated Investment Counseling (the~~
~~“Company”); that he is President and Chief Executive Officer of the Company; and that all actions necessary to authorize the~~
~~undersigned to execute and file such instruments have been taken. The undersigned further says that he is familiar with such~~
~~instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.~~
~~By: /s/John B. Fisher_______~~
~~Name: John B. Fisher~~
~~Exhibit A-6~~
~~Verification~~
~~The undersigned states that he has duly executed the attached application for an order pursuant to Section 17(a) of the Investment~~
~~Company Act of 1940 (the “Act”), dated August 27, 2020, for and on behalf of Federated Investment Management Company~~
~~(the “Company”); that he is President and Chief Executive Officer of the Company; and that all actions necessary to authorize the~~
~~undersigned to execute and file such instruments have been taken. The undersigned further says that he is familiar with such~~

~~Exhibit A- Verification~~
~~instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.~~
~~By: /s/John B. Fisher_______~~
~~Name: John B. Fisher~~

~~Exhibit A- Verification~~
~~The undersigned states that he has duly executed the attached application for an order pursuant to Section 17(a) of the Investment~~
~~Company Act of 1940 (the “Act'), dated August 27, 2020, for and on behalf of Federated Advisory Services Company (the~~
~~“Company'); that he is President and Chief Executive Officer of the Company; and that all actions necessary to authorize the~~
~~undersigned to execute and file such instruments have been taken. The undersigned further says that he is familiar with such~~
~~instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.~~
~~By: /s/John B. Fisher_______~~
~~Name: John B. Fisher~~

~~Exhibit B-1~~
~~Officer’s Certificate~~
~~The undersigned, being duly elected Secretary of the Federated Hermes Adviser Series (the “Trust”), DOES HEREBY CERTIFY~~
~~that the attached resolutions were adopted by the Board of Trustees of such Trust at a meeting duly held on May 16, 2019, and~~
~~that such resolutions have not been amended, modified or superseded in any way as of the date of this Certificate.~~
~~IN WITNESS WHEREOF, I have set my hand this 27th day of August, 2020.~~
~~By: /s/ Peter J. Germain~~
~~Name: Peter Germain, Esquire~~
~~Title: Secretary~~
~~FEDERATED HERMES ADVISER SERIES~~
~~Resolved,    that the appropriate officers of the Trust be, and hereby are, authorized to file an application with the Securities and Exchange Commission (the “SEC”) for an order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”) on behalf of the series of the Trust (the “Funds”), exempting the Funds and the Funds’ registered investment advisers, Federated Global Investment Management Corp. (“Fed Global”), Federated MDTA, LLC (“MDT Adviser”), Federated Equity Management Company of Pennsylvania (“FEMCP”), Federated Investment Counseling (“FIC”), and Federated Investment Management Company (“FIMCO”) (each, an “Adviser” and together, the “Advisers”) from the provisions of Section 15(a) of the 1940 Act, and Rule 18f-2 thereunder, to appoint new sub-advisers to a Fund and to make material changes to the sub-advisory agreements with sub-advisers to the Funds without obtaining shareholder approval of the applicable Fund; and~~
~~Further Resolved, that the appropriate officers of the Advisers be, and hereby are, authorized to file an application with the SEC for an order pursuant to Section 6(c) of the 1940 Act on behalf of the Funds, exempting the Funds and the Advisers from the disclosures required pursuant to Item 19(a)(3) of Form N-1A, Items 22(c)(1)(ii), 22(c)(1)(iii), 22(c)(8) and 22(c)(9) of Schedule 14A, and Sections 6-07(2)(a)-(c) of Regulation S-X relating to sub-adviser compensation; and~~
~~Further Resolved, that the appropriate officers be, and hereby are, authorized, empowered, and directed to take all actions, prepare and file such registration statements or amendments thereto, and to execute all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon.~~
~~Exhibit B-2~~
~~Officer’s Certificate~~
~~The undersigned, being duly elected Assistant Secretary of Federated Global Investment Management Corp. (the “Adviser”),~~
~~DOES HEREBY CERTIFY that the attached resolutions were adopted by the Board of Directors of such Adviser via unanimous~~
~~written consent dated July 25, 2019, and that such resolutions have not been amended, modified or superseded in any way as of~~
~~the date of this Certificate.~~
~~IN WITNESS WHEREOF, I have set my hand this 27th day of August, 2020.~~
~~By: /s/ George F. Magera~~
~~Name: George F. Magera~~
~~Title: Assistant Secretary~~
~~FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.~~
~~Resolved,    that the appropriate officers of the Federated Adviser Series (the “Trust”) be, and hereby are, authorized to file an application with the Securities and Exchange Commission (the “SEC”) for an order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”) on behalf of the series of the Trust (the “Funds”), exempting the Funds and the Funds’ registered investment adviser, Federated Global Investment Management Corp. (“Fed Global” or the “Adviser”) from the provisions of Section 15(a) of the 1940 Act, and Rule 18f-2 thereunder, to appoint new sub-advisers to a Fund and to make material changes to the sub-advisory agreements with sub-advisers to the Funds without obtaining shareholder approval of the applicable Fund; and~~
~~Further Resolved, that the appropriate officers of the Adviser be, and hereby are, authorized to file an application with the SEC for an order pursuant to Section 6(c) of the 1940 Act on behalf of the Funds, exempting the Funds and the Adviser from the disclosures required pursuant to Item 19(a)(3) of Form N-1A, Items 22(c)(1)(ii), 22(c)(1)(iii), 22(c)(8) and 22(c)(9) of Schedule 14A, and Sections 6-07(2)(a)-(c) of Regulation S-X relating to sub-adviser compensation; and~~
~~Further Resolved, that the appropriate officers be, and hereby are, authorized, empowered, and directed to take all actions, prepare and file such registration statements or amendments thereto, and to execute all~~

~~documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon.~~

Exhibit ~~B-3~~1
Certifications
~~Officer’s Certificate~~
~~The undersigned, being duly elected Secretary of Federated MDTA LLC (the “Adviser”), DOES HEREBY CERTIFY that the~~
~~attached resolutions were adopted by the Board of Managers of such Adviser via unanimous written consent dated July 25, 2019,~~
~~and that such resolutions have not been amended, modified or superseded in any way as of the date of this Certificate.~~
~~IN WITNESS WHEREOF, I have set my hand this 27th day of August, 2020.~~
~~By: /s/ George F. Magera~~
~~Name: George F. Magera~~
~~Title: Secretary~~
The undersigned hereby certifies that he is the duly elected President of Touchstone ETF Trust, Touchstone Strategic Trust, Touchstone Funds Group Trust, and Touchstone Variable Series Trust (collectively, the “Trusts”); that, with respect to the attached application for exemption from the provisions of the Investment Company Act of 1940, the rules and forms thereunder and any amendments thereto (such application along with any amendments, the “Application”), all actions necessary to authorize the execution and filing of the Application under the Declaration of Trust and By-laws of the Trusts have been taken and the person signing and filing the Application on behalf of the Trust is fully authorized to do so; and that the following is a complete, true and correct copy of the resolutions duly adopted by the Board of Trustees of the Trusts on June 8, 2022 in accordance with the By-laws of the Trusts and that such resolutions have not been revoked, modified, rescinded, or amended and are in full force and effect:
~~FEDERATED MDTA LLC~~
~~Resolved,    that the appropriate officers of the Federated Adviser Series (the “Trust”) be, and hereby are, authorized to~~
~~file an application with the Securities and Exchange Commission (the “SEC”) for an order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”) on behalf of the series of the Trust (the “Funds”), exempting the Funds and the Funds’ registered investment adviser, Federated MDTA, LLC (“MDT Adviser” or the “Adviser”) from the provisions of Section 15(a) of the 1940 Act, and Rule 18f-2 thereunder, to appoint new sub-advisers to a Fund and to make material changes to the sub-advisory agreements with sub-advisers to the Funds without obtaining shareholder approval of the applicable Fund; and~~
~~Further Resolved~~RESOLVED, that the appropriate officers of ~~the Adviser be, and hereby are,~~Touchtone Advisors, Inc. (“Touchstone” or the “Advisor”) be, and are hereby authorized to execute and file an expanded Manager-of-Managers exemptive order application ~~with the SEC~~, and any amendments thereto, with the Securities and Exchange Commission on behalf of each future series of each Trust, for an order ~~pursuant to~~exempting the Trust the Advisor from Section ~~6~~15 (~~c~~a) of the Investment Company Act of 1940, as amended (the “1940 Act”), as well as from certain disclosure requirements in rule 20a-1 under the 1940 Act ~~on behalf of the Funds, exempting the Funds~~

~~and the Adviser from the disclosures required pursuant to~~, Item 19(a)(3) of Form N-1A, Items 22(c)(1)(ii), 22(c)(1)(iii), 22(c)(8) and 22(c)(9) of Schedule 14A~~, and Sections~~ under the Securities Exchange Act of 1934 (“1934 Act”), and sections 6-07(2)(a)~~-~~, (b), and (c) of Regulation S-X ~~relating to sub-adviser compensation; and~~, or from any other provision of the 1940 Act, 1934 Act, or rules thereunder as may be deemed necessary or advisable upon the advice of counsel to the Trust that will allow the Advisor to enter into and materially amend sub-advisory agreements with sub-advisors without shareholder approval, in a form satisfactory to such officers and counsel to each Trust, the execution and filing of such application and any amendment thereto to be conclusive evidence of the Board’s authorization hereby; and

~~Further Resolved~~FURTHER RESOLVED, that the appropriate Touchstone officers be, and hereby are, authorized, empowered, and directed to take all actions, prepare and file such registration statements or amendments thereto, and to execute all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion and with advise of counsel to each Trust, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon~~.~~; and

~~Exhibit B- Officer’s Certificate~~
~~The undersigned, being duly elected Assistant Secretary of Federated Equity Management Company of Pennsylvania (the~~
~~“Adviser”), DOES HEREBY CERTIFY that the attached resolutions were adopted by the Board of Trustees of such Adviser via~~
~~unanimous written consent dated July 25, 2019, and that such resolutions have not been amended, modified or superseded in any~~
~~way as of the date of this Certificate.~~
FURTHER RESOLVED, that all actions previously taken by the appropriate Touchstone officers to prepare and file such registration statements or amendments thereto, and to execute all documents necessary to give full effect to the foregoing resolution be, and hereby are, approved, authorized and deemed ratified.
~~IN WITNESS WHEREOF, I have set my hand this 27th day of August, 2020.~~
Dated: [X], 2022

By: /s/ ~~George F. Magera~~E. Blake Moore, Jr.
Name: ~~George F. Magera~~E. Blake Moore, Jr.
Its: President

~~Exhibit B- Officer’s Certificate~~

Exhibit 2

Certification
The undersigned hereby certifies that he is the duly elected Chief Executive Officer of Touchstone Advisors, Inc. (the “Adviser”); that, with respect to the attached application for exemption from the provisions of the Investment Company Act of 1940, rules and forms thereunder and any amendments thereto (such application along with any amendments, the “Application”), all actions necessary to authorize the execution and filing of the Application have been taken and that as Chief Executive Officer of the Adviser, he is authorized to execute and file the Application on behalf of the Adviser.
Dated: [X], 2022
By: /s/ E. Blake Moore, Jr.
Name: E. Blake Moore, Jr.
Its: Chief Executive Officer

~~Exhibit B- Officer’s Certificate~~

Exhibit 3
Verification

    The undersigned states that he has duly executed the attached Application for an Exemptive Order dated [X], 2022 for and on behalf of Touchstone ETF Trust, Touchstone Strategic Trust, Touchstone Funds Group Trust, and Touchstone Variable Series Trust (collectively, the “Trusts”); that he is the President of the Trusts; and that all actions by trustees and other persons necessary to authorize the undersigned to execute and file the Application has been taken. The undersigned further states that he is familiar with the Application, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.
Dated: [X], 2022
By:    /s/ E. Blake Moore, Jr.
Name: E. Blake Moore, Jr.
Title: President

~~Exhibit B- Officer’s Certificate~~
Exhibit 4

Verification

    The undersigned states that he has duly executed the attached Application for an Exemptive Order dated [X], 2022 for and on behalf of Touchstone Advisors, Inc. (the “Adviser”); that he is the President and Chief Executive Officer of the Adviser; and that all actions by directors, officers and other persons necessary to authorize the undersigned to execute and file the Application has been taken. The undersigned further states that he is familiar with the Application, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

Dated: [X], 2022

By:    /s/ E. Blake Moore, Jr.
Name: E. Blake Moore, Jr.
Title: ~~Assistant Secretary~~Chief Executive Officer
~~FEDERATED EQUITY MANAGEMENT COMPANY~~
~~OF PENNSYLVANIA~~
~~Resolved,    that the appropriate officers of the Federated Adviser Series (the “Trust”) be, and hereby are, authorized to~~
~~file an application with the Securities and Exchange Commission (the “SEC”) for an order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”) on behalf of the series of the Trust (the “Funds”), exempting the Funds and the Funds’ registered investment adviser, Federated Equity Management Company of Pennsylvania (“FEMCP” or the “Adviser”) from the provisions of Section 15(a) of the 1940 Act, and Rule 18f-2 thereunder, to appoint new sub-advisers to a Fund and to make material changes to the sub-advisory agreements with sub-advisers to the Funds without obtaining shareholder approval of the applicable Fund; and~~
~~Further Resolved, that the appropriate officers of the Adviser be, and hereby are, authorized to file an application with the SEC for an order pursuant to Section 6(c) of the 1940 Act on behalf of the Funds, exempting the Funds and the Adviser from the disclosures required pursuant to Item 19(a)(3) of Form~~

~~Exhibit B- Officer’s Certificate~~
~~N-1A, Items 22(c)(1)(ii), 22(c)(1)(iii), 22(c)(8) and 22(c)(9) of Schedule 14A, and Sections 6-07(2)(a)-(c) of Regulation S-X relating to sub-adviser compensation; and~~
~~Further Resolved, that the appropriate officers be, and hereby are, authorized, empowered, and directed to take all actions, prepare and file such registration statements or amendments thereto, and to execute all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon.~~

~~Exhibit B- Officer’s Certificate~~
~~The undersigned, being duly elected Secretary of Federated Investment Counseling (the “Adviser”), DOES HEREBY CERTIFY~~
~~that the attached resolutions were adopted by the Board of Trustees of such Adviser via unanimous written consent dated July 25,~~
~~2019, and that such resolutions have not been amended, modified or superseded in any way as of the date of this Certificate.~~
~~IN WITNESS WHEREOF, I have set my hand this 27th day of August, 2020.~~
~~By: /s/ George F. Magera~~
~~Name: George F. Magera~~
~~Title: Secretary~~
~~FEDERATED INVESTMENT COUNSELING~~
~~Resolved,    that the appropriate officers of the Federated Adviser Series (the “Trust”) be, and hereby are, authorized to file an application with the Securities and Exchange Commission (the “SEC”) for an order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”) on behalf of the series of the Trust (the “Funds”), exempting the Funds and the Funds’ registered investment adviser, Federated Investment Counseling (“FIC” or the “Adviser”) from the provisions of Section 15(a) of the 1940 Act, and Rule 18f-2 thereunder, to appoint new sub-advisers to a Fund and to make material changes to the sub-advisory agreements with sub-advisers to the Funds without obtaining shareholder approval of the applicable Fund; and~~
~~Further Resolved, that the appropriate officers of the Adviser be, and hereby are, authorized to file an application with the SEC for an order pursuant to Section 6(c) of the 1940 Act on behalf of the Funds, exempting the Funds and the Adviser from the disclosures required pursuant to Item 19(a)(3) of Form N-1A, Items 22(c)(1)(ii), 22(c)(1)(iii), 22(c)(8) and 22(c)(9) of Schedule 14A, and Sections 6-07(2)(a)-(c) of Regulation S-X relating to sub-adviser compensation; and~~
~~Further Resolved, that the appropriate officers be, and hereby are, authorized, empowered, and directed to take all actions, prepare and file such registration statements or amendments thereto, and to execute all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon.~~
~~Exhibit B-6~~
~~Officer’s Certificate~~
~~The undersigned, being duly elected Assistant Secretary of Federated Investment Management Company (the “Adviser”), DOES~~
~~HEREBY CERTIFY that the attached resolutions were adopted by the Board of Trustees of such Adviser via unanimous written~~
~~consent dated July 25, 2019, and that such resolutions have not been amended, modified or superseded in any way as of the date~~
~~of this Certificate.~~
~~IN WITNESS WHEREOF, I have set my hand this 27th day of August, 2020.~~
~~By: /s/ George F. Magera~~
~~Name: George F. Magera~~
~~Title: Assistant Secretary~~
~~FEDERATED INVESTMENT MANAGEMENT COMPANY.~~
~~Resolved,    that the appropriate officers of the Federated Adviser Series (the “Trust”) be, and hereby are, authorized to file an application with the Securities and Exchange Commission (the “SEC”) for an order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”) on behalf of the series of the Trust (the “Funds”), exempting the Funds and the Funds’ registered investment adviser, Federated Investment Management Company (“FIMCO” or the “Adviser”) from the provisions of Section 15(a) of the 1940 Act, and Rule 18f-2 thereunder, to appoint new sub-advisers to a Fund and to make material changes to the sub-advisory agreements with sub-advisers to the Funds without obtaining shareholder approval of the applicable Fund; and~~
~~Further Resolved, that the appropriate officers of the Adviser be, and hereby are, authorized to file an application with the SEC for an order pursuant to Section 6(c) of the 1940 Act on behalf of the Funds, exempting the Funds and the Adviser from the disclosures required pursuant to Item 19(a)(3) of Form N-1A, Items 22(c)(1)(ii), 22(c)(1)(iii), 22(c)(8) and 22(c)(9) of Schedule 14A, and Sections 6-07(2)(a)-(c) of Regulation S-X relating to sub-adviser compensation; and~~
~~Further Resolved, that the appropriate officers be, and hereby are, authorized, empowered, and directed to take all actions, prepare and file such registration statements or amendments thereto, and to execute all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his,~~

~~her, or their actions thereby or signatures thereon.~~

~~Exhibit B-7~~
~~Officer’s Certificate~~
~~The undersigned, being duly elected Assistant Secretary of Federated Advisory Services Company (the “Adviser”), DOES~~
~~HEREBY CERTIFY that the attached resolutions were adopted by the Board of Trustees of such Adviser via unanimous written~~
~~consent dated March 5, 2020, and that such resolutions have not been amended, modified or superseded in any way as of the~~
~~date of this Certificate.~~
~~IN WITNESS WHEREOF, I have set my hand this 27th day of August, 2020.~~
~~By: /s/ George F. Magera~~
~~Name: George F. Magera~~
~~Title: Assistant Secretary~~
~~FEDERATED ADVISORY SERVICES COMPANY.~~
~~Resolved,    that the appropriate officers of the Federated Adviser Series (the “Trust”) be, and hereby are, authorized to~~
~~file an application with the Securities and Exchange Commission (the “SEC”) for an order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”) on behalf of the series of the Trust (the “Funds”), exempting the Funds and Federated Advisory Services Company (“FASCO” or the “Adviser”) from the provisions of Section 15(a) of the 1940 Act, and Rule 18f-2 thereunder, to appoint new sub-advisers to a Fund and to make material changes to the sub-advisory agreements with sub-advisers to the Funds without obtaining shareholder approval of the applicable Fund; and~~
~~Further Resolved, that the appropriate officers of the Adviser be, and hereby are, authorized to file an application with the SEC for an order pursuant to Section 6(c) of the 1940 Act on behalf of the Funds, exempting the Funds and the Adviser from the disclosures required pursuant to Item 19(a)(3) of Form N-1A, Items 22(c)(1)(ii), 22(c)(1)(iii), 22(c)(8) and 22(c)(9) of Schedule 14A, and Sections 6-07(2)(a)-(c) of Regulation S-X relating to sub-adviser compensation; and~~
~~Further Resolved, that the appropriate officers be, and hereby are, authorized, empowered, and directed to take all actions, prepare and file such registration statements or amendments thereto, and to execute all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon.~~
~~1 The term “Adviser” means (i) an Adviser, (ii) its successors, and (iii) any entity controlling, controlled by, or under common control with, an Adviser or its successors that serves as the primary adviser to a Subadvised Fund (as defined below). For the purposes of the requested order, “successor” is limited to an entity that results from a reorganization into another jurisdiction or a change in the type of business organization.~~
~~2 The term “Board” also includes the board of trustees or directors of a future Subadvised Fund (as defined below), if different from the board of trustees of the Trust.~~
~~3Section 2(a)(3) of the 1940 Act defines “affiliated person” as follows:~~
~~“Affiliated person” of another person means (A) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person; (B) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (C) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (D) any officer, director, partner, copartner, or employee of such other person; (E) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (F) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.~~
~~4 The Commission issued an order granting the expanded relief requested by the Application. See Carillon Series Trust, et al., Investment Company Act Rel. Nos. 33464 (May 2, 2019) (notice) and 33494 (May 29, 2019) (order) (“Carillon Order”).~~
~~5 All registered open-end investment companies that currently intend to rely on the requested order are named as Applicants. All Funds that currently are, or that currently intend to be, Subadvised Funds are identified in this Application. Any entity that relies on the requested order will do so only in accordance with the terms and conditions contained in this Application.~~
~~6 Each existing Subadvised Fund that intends to rely on the applied for relief discloses in its registration statement that it may seek an exemptive order that would allow the Subadvised Fund to operate in a multi-manager structure whereby the Adviser can appoint and replace both Wholly-Owned and Non-Affiliated Subadvisers, and enter into, amend and terminate subadvisory agreements with such Subadvisers, subject to Board approval but without obtaining prior shareholder approval. The prospectus for a Subadvised Fund will continue to include the disclosure required by Condition 2 below at all times subsequent to the approval required by Condition 1 below. If a Subadvised Fund has obtained shareholder approval to operate under the multi-manager structure described herein prior to the issuance of an order as requested in this Application, the prospectus for the Subadvised Fund will at all times following such shareholder approval contain appropriate disclosure that the Subadvised Fund has applied for exemptive relief to operate under the multi-manager structure described herein, including the ability to hire new Subadvisers and materially amend an existing Subadvisory Agreement without soliciting further shareholder vote.~~
~~7 Each Adviser also has a services agreement with Federated Advisory Services Company (“FASCO”) under which FASCO provides certain advisory services to the Advisers (e.g., traders are employees). These agreements are approved each year with the Investment Advisory Agreements as part of the annual Section 15 advisory agreement approval. The Funds will not rely on the requested relief with respect to advisory services provided under these agreements, such that they will continue to be fully subject to Section 15(a) of the 1940 Act.~~
~~8 Certain Funds have different management fee structures, such as investment advisory fees that are calculated based on the average of the net~~

~~asset value plus a percentage of the fund’s gross income.~~
~~9 For the purposes of this Application, a “Subadviser” also includes an investment subadviser that provides or will provide the Advisers with a model portfolio reflecting a specific strategy, style or focus with respect to the investment of all or a portion of a Subadvised Fund’s assets. The Advisers may use the model portfolio to determine the securities and other instruments to be purchased, sold or entered into by a Subadvised Fund’s portfolio or a portion thereof, and place orders with brokers or dealers that it selects.~~
~~10 A Subadvised Fund also may pay advisory fees directly to a Subadviser.~~
~~11 See Section 15(a)(4) of the 1940 Act. Section 2(a)(4) of the 1940 Act defines “assignment” as any direct or indirect transfer or hypothecation of a contract.~~
~~12 See Section 1(b)(6) of the 1940 Act.~~
~~13 Hearings on S. 3580 before a Subcomm. of the Senate Comm. on Banking and Currency, 76th Cong. 3d Sess. 253 (1940) (statement of David Schenker).~~
~~14 Although the Advisers will not normally make such day-to-day investment decisions, they may manage all or a portion of a Subadvised Fund.~~
~~15 A Subadvised Fund also may pay advisory fees directly to a Subadviser.~~
~~16 Any Trustee of the Board that has an ownership interest in a Subadviser would not be deemed an Independent Trustee under Section 2(a)(19) of the 1940 Act.~~
~~17 The Advisers are responsible for selecting Subadvisers in the best interests of the Subadvised Funds, regardless of the costs or timing constraints that may be associated with the process of seeking shareholder approval of Subadvisory Agreements and material amendments thereto.~~
~~18 A “Multi-manager Notice” will be modeled on a Notice of Internet Availability as defined in Rule 14a-16 under the Exchange Act, and specifically will, among other things: (a) summarize the relevant information regarding the new Subadviser (except as modified to permit Aggregate Fee Disclosure as defined in this Application); (b) inform shareholders that the Multi-manager Information Statement is available on a website; (c) provide the website address; (d) state the time period during which the Multi-manager Information Statement will remain available on that website; (e) provide instructions for accessing and printing the Multi-manager Information Statement; and (f) instruct the shareholder that a paper or email copy of the Multi-manager Information Statement may be obtained, without charge, by contacting a Subadvised Fund.~~
~~A “Multi-manager Information Statement” will meet the requirements of Regulation 14C, Schedule 14C and Item 22 of Schedule 14A under the Exchange Act for an information statement, except as modified by the requested order to permit Aggregate Fee Disclosure. Multi-manager Information Statements will be filed with the Commission via the EDGAR system.~~
~~19 If a Subadvised Fund has obtained shareholder approval to operate pursuant to an exemptive order that would permit it to operate in a multi-manager structure where the Advisers would enter into or amend Subadvisory Agreements only with respect to Wholly-Owned and Non-Affiliated Subadvisers subject to Board approval but without obtaining shareholder approval and has met all other terms and conditions of the requested order, the Subadvised Fund may rely on the applicable part of the order requested in this Application (i.e., hiring, amending Subadvisory Agreements with, and including Aggregate Fee Disclosure (as defined below) in response to the disclosure requirements discussed herein with respect to Wholly-Owned and Non-Affiliated Subadvisers).~~
~~20 As used herein, a “Wholly-Owned Subadviser” is any investment adviser that is (1) an indirect or direct “wholly-owned subsidiary” (as such term is defined in Section 2(a)(43) of the 1940 Act) of the Adviser, (2) a “sister company” of the Adviser that is an indirect or direct “wholly-owned subsidiary” of the same company that indirectly or directly wholly owns the Adviser (the Adviser’s “parent company”), or (3) a parent company of the Adviser. A “Non-Affiliated Subadviser” is any investment adviser that is not an “affiliated person” (as defined in the 1940 Act) of a Fund or the Adviser, except to the extent that an affiliation arises solely because the Subadviser serves as a subadviser to one or more Funds.~~
~~Section 2(a)(43) of the 1940 Act defines “wholly-owned subsidiary” of a person as a company 95 per centum or more of the outstanding voting securities of which are, directly or indirectly, owned by such a person.~~
~~21 A Subadvised Fund also may pay advisory fees directly to a Subadviser.~~
~~22 The relief would be consistent with the Commission’s disclosure requirements applicable to fund portfolio managers that were previously adopted. See Investment Company Act Release No. 26533 (Aug. 23, 2004). Under these disclosure requirements, a fund is required to include in its statement of additional information, among other matters, a description of the structure of and the method used to determine the compensation structure of its “portfolio managers.” Applicants state that, with respect to each Subadvised Fund, the statement of additional information will describe the structure of, and method used to determine, the compensation received by each portfolio manager employed by any Subadviser. In addition to this disclosure with respect to portfolio managers, Applicants state that, with respect to each Subadvised Fund, the statement of additional information will describe the structure of, and method used to determine, the compensation received by each Subadviser.~~

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